                                                                    EXHIBIT 99.5


                               MAVERICK NETWORKS
                (FORMERLY KNOWN AS MAVERICK SEMICONDUCTOR, INC.)
                                 1998 STOCK PLAN

             RESTRICTED STOCK PURCHASE AGREEMENT FOR UNVESTED SHARES

Secretary
MAVERICK SEMICONDUCTOR, INC.
683 River Oaks Parkway
San Jose, CA 95134

Dear Sir:

         1. Exercise of Purchase Agreement. Effective as of today, ___________, 19__, the undersigned ("PURCHASER") hereby elects to exercise Purchaser's Right to purchase _________ shares of the Common Stock (the "SHARES") of MAVERICK SEMICONDUCTOR, INC. (the "COMPANY") under and pursuant to the Company's Stock Plan, as amended (the "PLAN") and the Notice of Grant dated __________,19__ (together, the "PURCHASE Agreement"). Of these Shares, Purchaser has elected to purchase __________ of those Shares which have become vested under the Vesting Schedule set out in the Notice of Grant (the "VESTED SHARES") and __________ Shares which have not yet vested under such schedule (the "UNVESTED SHARES"). The Purchase Price for the Shares shall be $______ per Share, as set out in the Notice of Grant, for an aggregate Purchase Price of $_________. If purchase is permitted by promissory note, such purchase shall be made by delivery of Purchaser's full recourse promissory note in the principal amount of $ in substantially the form of Exhibit A attached hereto (the "NOTE"). In such case, as security for the payment of the Note and any renewal or modification thereof, Purchaser hereby pledges and grants to the Company a security interest in all of the Shares pursuant to a Security Agreement in substantially the form attached hereto as Exhibit B (the "SECURITY AGREEMENT"). As part of this pledge, Purchaser will sign and deliver the escrow documents described in Section 6 below.

         2. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Purchase Agreement and agrees to abide by and be bound by their terms and conditions. Purchaser represents that Purchaser is purchasing the Shares for Purchaser's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

         3. Compliance with Securities Laws; Federal Restrictions on Transfer. Purchaser has read and executed the Investment Representation Statement attached as Exhibit B to the Notice of Grant. Purchaser represents that he or she understands the matters set forth in the Investment Representation Statement and that he or she is purchasing the Shares subject to the restrictions and limitations set forth in that document.

         4. Company's Repurchase Option. The Company or its assignee(s) shall have the Purchase Agreement to repurchase all, but not less than all of the Unvested Shares on the terms and conditions set forth in this section (the "REPURCHASE OPTION") if the Purchaser should cease to be employed by the Company for any reason or no reason, including without limitation death, disability, voluntary resignation or termination by the Company with or without cause.

         (a) Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Purchaser's employment at any time for any reason or no reason, with or without cause. Purchaser shall be considered to be employed by the Company if Purchaser is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company (as defined in the Plan) or if the Board of Directors determines that Purchaser is rendering substantial services as a part-time employee, consultant or independent contractor to



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the Company or any Parent or Subsidiary of the Company (as defined in the Plan).
In case of any dispute, the Board of Directors of the Company shall have discretion to determine (i) whether Purchaser has ceased to be employed by the Company and (ii) the date on which the employment relationship ceases (the "TERMINATION DATE").

         (b) Exercise of Repurchase Option. At any time within ninety (90) days after Purchaser's Termination Date, the Company or its assignee(s) may elect to repurchase the Unvested Shares purchased pursuant to the Purchase Agreement by giving Purchaser (or Purchaser's personal representative as the case may be) written notice of exercise of the Repurchase Option.

         (i) Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Purchaser all, but not less than all, of the Unvested Shares (or from Purchaser's personal representative as the case may be) at the Exercise Price (as defined in the Purchase Agreement), as such price may be adjusted from time to time to reflect any subsequent stock dividend, stock split, reverse stock split or recapitalization of the Company (the "REPURCHASE PRICE").

         (ii) Payment of Repurchase Price. The Repurchase Price shall be payable, at the Purchase Agreement of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company (or, in the case of repurchase by an assignee, to the assignee) or any combination thereof. The Repurchase Price shall be paid without interest within 90 days after the Termination Date.

         (iii) Lapse of Repurchase Option. All Unvested Shares held by the Purchaser shall be released from the Company's Repurchase Option and cease to be Unvested Shares according to the Vesting Schedule set out in the Notice of Grant.

         5. Right of First Refusal. Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL").

         (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "SALE NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "OFFERED Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

         (b) Bona Fide Transfer. Within ten (10) days after receipt of the Sale Notice, the Company shall determine the bona fide nature of the proposed voluntary transfer and give the Purchaser written notice of the Company's determination. If the proposed transfer is deemed not to be bona fide, the Purchaser shall be responsible for providing additional information to the Company to show the bona fide nature of the proposed transfer. The Company shall have the right to demand further assurances from the Purchaser and the Proposed Transferee (in a form satisfactory to the Company) that the Sale Notice fully and accurately sets forth all of the terms and conditions of the proposed transfer, including, without limitation, assurance that the Sale Notice fully and accurately sets forth the consideration actually to be paid for the Shares and all transactions, directly or indirectly, between the parties which may have affected the price the Proposed Transferee was willing to pay for the Shares.

         (c) Exercise of Right of First Refusal by Company. In the event that the proposed transfer is deemed to be bona fide, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect



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to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. Such written notice may be given within thirty (30) days after receipt of the Sale Notice.

         (d) Purchase Price. The purchase price ("PURCHASE PRICE") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

         (e) Payment. Payment of the Purchase Price shall be made, at the Purchase Agreement of the Company or its assignee(s), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within sixty (60) days after receipt of the Sale Notice, in the manner and at the times set forth in such notice.

         (f) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

         (g) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Purchaser's lifetime or on the Purchaser's death by will or intestacy to the Purchaser's immediate family or a trust for the benefit of the Purchaser's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

         (h) Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Purchase Agreement if such transfer is in connection with a Change in Capitalization, as described in Section 13 of the Plan. If the consideration received pursuant to such transfer or exchange consists of stock of a Parent or Subsidiary, such consideration shall remain subject to the Right of First Refusal unless the provisions of paragraph 5(j) result in a termination of the Right of First Refusal.

         (i) Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Purchaser has attempted a transfer, to one or more persons as may be selected by the Company.

         (j) Early Termination of the Right of Refusal. The other provisions of this paragraph 5 notwithstanding, the Right of First Refusal shall terminate, and be or no further force and effect upon (i) a merger of the Company or transaction in which over 80% of the voting power of the Company is transferred and following which the shareholders of the Company have less than 20% of the voting power or the resulting or combined entity and shall not apply with respect to shares sold in such offering or acquisition , or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A "public market" shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the



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Exchange Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

         6. Escrow. As security for the faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of ATTACHMENT 1 attached hereto, executed by Purchaser and by Purchaser's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and stock power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Such appointment shall be evidenced by an executed form of Joint Escrow Instructions, attached hereto as ATTACHMENT
2. Purchaser and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow upon termination of both the Repurchase Purchase Agreement and the Right of First Refusal; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company.

         7. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Purchase Agreement or Right of First Refusal hereunder. Upon such exercise, Purchaser shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

         8.     Tax Consequences.

         (a) Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         (B) Section 83(b) Election For Unvested Shares. If the Right being exercised is for unvested shares, Purchaser hereby acknowledges that Purchaser has been informed that, with respect to the purchase of unvested shares, unless an election is filed by the Purchaser with the Internal Revenue Service within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently for income tax purposes on any difference between the purchase price of the Shares and their fair market value on the date of purchase, the Purchaser will be required to include in income an amount equal to the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election Under Section 83(b) is attached hereto as ATTACHMENT 3 for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.



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         9.  Restrictive Legends and Stop-Transfer Orders.

         (a) Legends. Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL PURCHASE AGREEMENTS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

         Purchaser understands that transfer of the Shares may be restricted by
Section 260.141.11 of the Rules of the California Corporations Commissioner. In the event such a restriction is required by the state of California, a copy of the Commissioner's Rules will be furnished to Purchaser and an additional legend may be required on the Shares.

         (i) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (ii) Refusal to Transfer. The Company shall not be required (A) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (B) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         10. Market Standoff Agreement. Purchaser hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such one hundred eighty (180) day period.

         11. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.



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         12. Interpretation. Any dispute regarding the interpretation of this
Agreement shall be submitted by Purchaser or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Purchaser.

         13. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         15. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         16. Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price for the Shares.

         17. Entire Agreement. The Plan and Notice of Grant/Purchase Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Purchase Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.



Submitted by:                                Accepted by:

PURCHASER:                                   MAVERICK SEMICONDUCTOR, INC.


___________________________________          By_________________________________
           (Signature)
                                             Its________________________________


Address:                                     Address:
                                               683 River Oaks Parkway
                                               San Jose, CA 95134



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                               MAVERICK NETWORKS
                (FORMERLY KNOWN AS MAVERICK SEMICONDUCTOR, INC.)
                                 1998 STOCK PLAN

               ATTACHMENT 1 TO RESTRICTED STOCK PURCHASE AGREEMENT
              STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE


FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of __________, 19__, the undersigned hereby sells, assigns and transfers unto___________________________________________, _______________
shares of the Common Stock of MAVERICK SEMICONDUCTOR, INC., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. __________ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:  __________, 19__



                                             ___________________________________
                                                         (Signature)

                                             ___________________________________
                                                      (Please Print Name)



                                             ___________________________________
                                                (Spouse's Signature, if any)

                                             ___________________________________
                                                      (Please Print Name)



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                               MAVERICK NETWORKS
                (FORMERLY KNOWN AS MAVERICK SEMICONDUCTOR, INC.)
                                 1998 STOCK PLAN

               ATTACHMENT 2 TO RESTRICTED STOCK PURCHASE AGREEMENT
                            JOINT ESCROW INSTRUCTIONS

                                                              ___________, 199__



Secretary
MAVERICK SEMICONDUCTOR, INC.
683 River Oaks Parkway
San Jose, CA 95134

Dear Sir:

                As Escrow Agent for both MAVERICK SEMICONDUCTOR, INC., a California corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement"), dated as of __________, 19__, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

                1. In the event the Corporation and/or any assignee of the Corporation (referred to collectively for convenience herein as the "Corporation") exercises the Repurchase Option set forth in the Agreement, the Corporation shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

                2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (by check or by cancellation of any debt owed by Purchaser to the Corporation) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

                3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with the Department of Corporations of the State of California of an Application for Consent to Transfer Securities Subject to Legend or Escrow Condition Pursuant to Section 25151 of the California Corporate Securities Law of 1968. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Corporation while the stock is held by you.

                4. Upon written request of the Purchaser after each successive one-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Ninety days after cessation of Purchaser's service to the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Corporation or its assignees pursuant to exercise of the Repurchase Option.

                Notwithstanding the foregoing, none of the certificates representing the shares of stock deposited under these escrow instructions shall be released to the Purchaser if the Purchaser's Note given in payment for such shares has not been paid in full. So long as any Note is outstanding, the shares shall be held by you as collateral for the obligation under the Note. Subject to the provisions of this paragraph 4, upon payment of the Note in full the certificates representing the shares may be released and delivered to the Purchaser. In the event Purchaser defaults in payment of the Note when due, you shall, upon written request of the Corporation, deliver the certificate evidencing the shares of stock and the stock assignments to the Corporation to enable the Corporation to exercise its rights as a secured party under the Commercial Code of the State of California.

                5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

                6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

                7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

                8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

                10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

                11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

                12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.

                13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

                15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

                CORPORATION:          MAVERICK SEMICONDUCTOR, INC.
                                      683 River Oaks Parkway
                                      San Jose, CA 95134

                PURCHASER:            ______________________________
                                      ______________________________
                                      ______________________________

                ESCROW AGENT:         Secretary
                                      MAVERICK SEMICONDUCTOR, INC.
                                      683 River Oaks Parkway
                                      San Jose, CA 95134

                16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

                17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                        Very truly yours,

                                        MAVERICK SEMICONDUCTOR, INC.
                                        a California corporation

                                             By_________________________________
                                             Title______________________________

                                             PURCHASER

                                             ___________________________________

                                             ESCROW AGENT

                                             ___________________________________
                                                        Secretary

                               MAVERICK NETWORKS
                (FORMERLY KNOWN AS MAVERICK SEMICONDUCTOR, INC.)
                                 1998 STOCK PLAN

               ATTACHMENT 3 TO RESTRICTED STOCK PURCHASE AGREEMENT

        ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986


The undersigned Taxpayer hereby elects, pursuant to the provisions of Section 83(b) of the Internal Revenue Code of 1986,. as amended, to include in taxable income for the Taxpayer's current taxable year, as compensation for services, the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property.

1.       Taxpayer's Name: ______________________________________________________

         Taxpayer's Address: ___________________________________________________
                             ___________________________________________________

         Social Security Number:________________________________________________

2. The property with respect to which the election is made is described as follows: ___________ shares of Common Stock of MAVERICK SEMICONDUCTOR, INC., a California corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer has performed services.

3. The date on which the shares were transferred was ___________, 19__, and this election is made for calendar year 19__.

4.       The shares are subject to the following restrictions:

         [x] The Company may repurchase all or a portion of the shares at the Taxpayer's original purchase price under certain conditions at the time of Taxpayer's termination of employment or services.

         [x] A right of first refusal in the Company for vested shares at fair market value upon termination of employment with the Company.

5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_________ per share at the time of transfer.

6.       The amount paid for such shares was $________ per share.

7. The Taxpayer has submitted a copy of this statement to the Company as the Taxpayer's employer or the corporation for whom the Taxpayer has performed services.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS") (AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS) WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR ABOVE STATED. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:  __________, 19__

                                             ___________________________________
                                                    Taxpayer's Signature

                                             ___________________________________
                                                  Spouse's Signature (if any)

                               MAVERICK NETWORKS
                (FORMERLY KNOWN AS MAVERICK SEMICONDUCTOR, INC.)

                                    EXHIBIT A
                          FULL RECOURSE PROMISSORY NOTE

$_________                                                __________, California
                                                              ____________, 199_


               FOR VALUE RECEIVED, ______________, an individual ("Borrower"), hereby promises to pay to the order of Maverick Semiconductor, Inc., a California corporation ("Company") the principal sum of__________________________, plus interest which is compounded in accordance herewith, on the date (the "Maturity Date") which is the _______anniversary of the date of this Note; and to pay interest in arrears on said sum, or such lesser amount as shall from time to time be outstanding hereunder upon prepayment (to the extent thereof) and on the Maturity Date, at an annual rate of interest (based on a year of 365 days and actual days elapsed) equal to the applicable federal rate (the "Rate") for the date of this Note, as announced by the Internal Revenue Service with respect to deemed demand loans made by a company to its service-provider.

1.      PAYMENT TERMS.

        1.1. Location of Payment. Borrower shall make all payments hereunder to Company at__________________________ or to such other location as the holder hereof shall specify in writing to Borrower, in lawful money of the United States and in same day or immediately available funds.

        1.2. Principal and Interest Payments; Compounding of Interest. The principal amount of this Note shall be due and payable in a single installment due on the Maturity Date. Accrued interest on the principal amount of this Note shall be due and payable on prepayment, to the extent thereof and on the Maturity Date. On each anniversary of the date of this Note, all interest then accrued on this Note shall be added to the principal amount hereof and shall thereafter bear interest at the rates set forth herein.

        1.3.   Prepayment.

               (a) At his option, Borrower may, upon three (3) business day's notice to Company, prepay this Note in whole or in part without penalty.

               (b) If Borrower proposes to sell, transfer or assign any shares of the shares of stock which are pledged to secure this Note pursuant to the Security Agreement (as hereinafter defined), then the principal amount of this Note shall be prepaid in an amount proportionally equal to the proportion which the shares which are to be sold, transferred or assigned bears to the original number of shares pledged under the Security Agreement (as adjusted for any stock splits, recapitalizations, etc.). Such prepayment shall be made simultaneous with such sale, transfer or assignment.

        1.4. Date of Payment. Whenever any payment due hereunder shall fall due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest.

        1.5. Late Payments. If any amounts required to be paid by Borrower under this Note remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Rate plus two percent (2%).

        1.6. Notations on Note. Borrower hereby authorizes Company to record on the schedule(s) annexed to this Note the date and amount of each payment or prepayment of principal or interest made by Borrower.

        1.7. Usury Savings Clause. Notwithstanding any other term of this Note, Company shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate of interest (the "Maximum Rate") which Company is allowed to charge or receive under applicable law and, if Company ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such; and, if the principal of this
Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In furtherance of the foregoing, Borrower and Company (by its acceptance of this Note) stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and Company shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term thereof; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received would exceed the Maximum Rate, then Company shall refund to Borrower the amount of such excess or credit against the principal of this Note, and, in such event, Company shall not be subject to any penalties provided by law for contracting for, charging or receiving interest in excess of the Maximum Rate.

2. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Company that this Note has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against him in accordance with its terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and except as the availability of certain equitable remedies may be limited by certain equitable principles of general applicability.

3. SECURITY. This Note is secured by that certain Security Agreement dated as of the date of this Note (the "Security Agreement") from Borrower in favor of Company.

4. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

        (a) Borrower shall fail to pay when due any principal, interest or other amount payable under the terms of this Note and such failure shall continue for ten (10) days; or

        (b) Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement and such failure shall continue for ten (10) days after Company notifies Borrower of such failure; or

        (c) Any representation or warranty made by Borrower to Company in this Note or the Security Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made; or

        (d) Any of the following shall occur (i) a receiver, trustee or custodian shall be appointed for Borrower or all or a substantial part of his property, (ii) Borrower shall make a general assignment for the benefit of creditors, (iii) Borrower shall become insolvent (as such term may be defined or interpreted under any applicable statute), (iv) a voluntary or involuntary case or other proceeding seeking relief with respect to

Borrower or his debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced; or

        (e) Borrower's consulting or employment relationship with Company shall terminate for any reason.

5. REMEDIES. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 4(d)) and at any time thereafter during the continuance of such Event of Default, Company may by written notice to Borrower, declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 4(d) immediately and without notice, all outstanding obligations payable by Borrower hereunder shall automatically become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Company may exercise any right, power or remedy permitted to it by the Security Agreement or law, either by suit in equity or by action at law, or both.

6. NOTICES. All notices, demands or consents required or permitted under this Note shall be in writing and shall be delivered personally or sent by national overnight courier service or by registered or certified, return receipt requested mail to the address set forth, with respect to Borrower, below his signature on this Note and, with respect to Company, at the address indicated in
Section 1.1 of this Note, or to such other address as the recipient of any notice shall have notified the other. All notices, demands or consents shall be deemed effective upon personal delivery or three (3) days following dispatch in the United States mail in accordance with this section, or one (1) business day following deposit with any national overnight courier service in accordance with this section. The requirements of this section shall be strictly followed and the terms of this provision shall be strictly construed and applied.

7. MISCELLANEOUS. Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Company in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This Note shall be governed by and construed in accordance with the laws of the State of California.

               IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.




___________________________________
           Borrower


                                             Address:

                                    PAYMENTS


                             Principal
                            or Interest
Date                         Payments                           Notation By
----                        -----------                         -----------

                               MAVERICK NETWORKS
                (FORMERLY KNOWN AS MAVERICK SEMICONDUCTOR, INC.)

                EXHIBIT B TO RESTRICTED STOCK PURCHASE AGREEMENT
                               SECURITY AGREEMENT


               THIS SECURITY AGREEMENT is made as of the _____ day of ______________, 199__ between MAVERICK SEMICONDUCTOR, INC., a California corporation ("PLEDGEE" or the "Company"), and __________ ("Pledgor").

                                    Recitals

               Pledgor purchased an aggregate of________ shares of Common Stock of MAVERICK SEMICONDUCTOR, INC. . (the "Stock") under a Restricted Stock Purchase Agreement dated _____________, 199__ (the "Purchase Agreement"), between Pledgor and Pledgee. As payment for the Stock, Pledgor delivered a Promissory Note (the "Note") in an amount of $__________.

               NOW THEREFORE, it is agreed as follows:

               1. Creation and Description of Security Interest. In order to secure Pledgor's obligation to pay the Note in full, Pledgor, pursuant to the Commercial Code of the State of California, hereby pledges all of the Stock (herein sometimes referred to as the "Collateral") represented by certificates number , as well as all other stock owned in the Company by Pledgor. In addition, if the Company so requests, Pledgor agrees to collateralize this Note with additional property deemed satisfactory by the Company.

The pledged Stock (together with an executed blank stock assignment for use in transferring all or a portion of the Stock to Pledgee if, as and when required pursuant to this Security Agreement) shall be delivered to the Secretary of Pledgee, or such other person designated by the Company ("Escrow Agent") to be held pursuant to an Escrow Agreement attached hereto (the "Escrow Agreement") as security for the repayment of the Note, and any extensions or renewals thereof.

               2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

                      (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

                      (b) Encumbrances. The Stock is not subject to any encumbrances, defenses and liens other than the security interest granted hereunder, and Pledgor will not further encumber the Stock in any manner without the prior written consent of Pledgee.

                      (c) Margin Regulations. In the event that Pledgee's Common Stock becomes margin-listed by the Federal Reserve Board subsequent to the execution of this Security Agreement, and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendment to the Note or providing any additional collateral as may be necessary to comply with such regulations.

               3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Stock pledged hereunder.

               4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee and Escrow Agent under the terms of this Security Agreement and the Escrow Agreement in the same manner as the Stock originally pledged hereunder. In the event of substitution of such securities, Pledgor and Pledgee shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Stock" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

               5. Warrants and Rights. In the event that, during the term of this pledge, subscription warrants or other rights or options shall be issued in connection with the pledged Stock, such rights, warrants and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Stock then held by Escrow Agent shall be immediately delivered to Escrow Agent, to be held under the terms of this Security Agreement in the same manner as the Stock pledged.

               6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

                      (a) Payment of principal or interest on the Note shall be delinquent for a period of ten (10) days or more; or

                      (b) Pledgor fails to perform any of the covenants set forth in the Purchase Agreement or the Note or contained in this Security Agreement for a period of ten (10) days after written notice thereof from Pledgee.

               In the case of an event of default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

               7. Withdrawal or Substitution of Collateral. Until the Note has been paid in full, Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

               8. Term. The within pledge of Stock shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged Stock shall be promptly delivered to Pledgor, subject to the terms of any other agreement between Pledgor and Pledgee.

               9. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against him, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

               10. Escrow Agent Liability. The liability of the Escrow Agent shall be limited as provided in the Escrow Agreement.

               11.    Miscellaneous.

                      (a) Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

                      (b) Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

                      (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents to be wholly performed within the State of California.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        "PLEDGEE"

                                        ________________________________________
                                        a ___________ corporation



                                        By:_____________________________________

                                        Title:__________________________________


                                        "PLEDGOR"



                                        ________________________________________


                                        Address:
                                        ________________________________________

                                        ________________________________________